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                                                                   EXHIBIT 6(n)


                                AMENDMENT NO. 1
                         MASTER DISTRIBUTION AGREEMENT


         The Master Distribution Agreement (the "Agreement"), dated October 18, 1993, by and between Short-Term Investments Trust, a Delaware business trust, and Fund Management Company, a Texas corporation, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A

Treasury Portfolio

         Institutional Class
         Personal Investment Class
         Private Investment Class
         Cash Management Class

Treasury TaxAdvantage Portfolio

         Institutional Class
         Private Investment Class"


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  December 8, 1994

                                           SHORT-TERM INVESTMENTS TRUST


Attest:  /s/ STEPHEN I. WINER              By:  /s/ ROBERT H. GRAHAM
        -----------------------------          --------------------------------
         Assistant Secretary                       President

(SEAL)


                                           FUND MANAGEMENT COMPANY


Attest:  /s/ STEPHEN I. WINER              By:  /s/ J. ABBOTT SPRAGUE
        -----------------------------          --------------------------------
         Assistant Secretary                       President


(SEAL)